SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	September 20, 2006 ----------------------

SAN DIEGO GAS & ELECTRIC COMPANY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-3779 --------------------------------	95-1184800 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

8330 CENTURY PARK COURT, SAN DIEGO, CA ------------------------------------------------------------------	92123 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000 -------------------

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following changes in the senior management of San Diego Gas & Electric ("SDG&E"), Pacific Enterprises ("PE") and Southern California Gas Company ("SoCalGas" and collectively together with SDG&E and PE the "Sempra Subsidiaries") will become effective by October 15, 2006:

1. Edwin A. Guiles, currently Chairman and Chief Executive Officer of the Sempra Subsidiaries will relinquish these positions and become Executive Vice President, Corporate Development of Sempra Energy. He will continue to serve as a director of the Sempra Subsidiaries.

2. Debra L. Reed, (age 50), currently President and Chief Operating Officer of the Sempra Subsidiaries, will relinquish her position as Chief Operating Officer and become President and Chief Executive Officer of the Sempra Subsidiaries. She will also continue to serve as a director of the Sempra Subsidiaries.

3. Michael R. Niggli, (age 56), currently President of Sempra Generation, will relinquish that position and become Chief Operating Officer of the Sempra Subsidiaries.

4. Steven D. Davis, currently Chief Financial Officer and Senior Vice President, External Relations of the Sempra Subsidiaries will relinquish these positions and become Vice President, Communications and Community Partnerships of Sempra Energy.

5. Dennis V. Arriola, (age 45), currently Vice President of Communications and Investor Relations of Sempra Energy will relinquish that position and become Senior Vice President and Chief Financial Officer of the Sempra Subsidiaries.

Each of these individuals has served as a senior officer of Sempra Energy or its subsidiaries for more than the last five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: September 22, 2006	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer